Exhibit 99.1

Hercules Provides Interim Q4 2016 Portfolio Update and

Expects to Exceed Its Debt Investment Portfolio Target of

$1.35 Billion by Year-End 2016

•	Closed total new debt and equity commitments exceeding $200.0 million to 13 companies including seven (7) new portfolio companies for Q4 2016

•	Total annual 2016 new commitments anticipated to exceed $800.0 million

•	Hercules’ portfolio company FanDuel Inc. announced strategic merger with sports technology developer DraftKings, Inc.

•	Four (4) Hercules portfolio companies currently in IPO Registration

•	Debt investment portfolio well positioned for increases in short term interest rates, adding potentially $0.02 in Net Investment Income earnings annually for each 25 basis point increase in Prime Rate, based on basic weighted shares outstanding as of September 30, 2016

PALO ALTO, Calif., December 19, 2016 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today provided its interim portfolio update for the fourth quarter 2016.

“Our fourth quarter-to-date portfolio activity reflects another strong quarter of new origination and funding activities, closing over $200 million of new commitments, adding seven new innovative venture growth stage technology and life sciences companies, backed by some of the leading venture capital firms in the U.S., to our portfolio,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “Year-to-date 2016, we have closed over $800 million in new commitments to new and existing portfolio companies, surpassing our 2015 new commitments of $745 million, highlighting the success of our origination team in executing our portfolio growth strategy.”

Henriquez concluded, “In addition, we witnessed several portfolio companies successfully achieving critical key performance milestones in the fourth quarter, which unlocked unfunded commitments, further fueling the growth of our debt investment portfolio balance. As a result of this strong execution, Hercules is on a pace to potentially exceed the high end of our desired full year debt investment portfolio target of $1.35 billion.”

New Debt and Equity Commitments for Q4 2016

As of December 19, 2016, Hercules has originated $203.8 million of new debt and equity commitments to 13 new and existing portfolio companies.

Thirteen (13) new commitments to innovative venture growth stage companies:

Technology Portfolio – $82.3 Million

•	$25.0 million to FanDuel Inc., a leading fantasy sports technology company that enables sports enthusiasts to play fantasy games and win cash prizes

•	$25.0 million to Lithium Technologies Inc., a technology developer that provides market-leading solutions for building successful online communities

•	$15.0 million to Cloud Technology Partners, Inc., a technology developer that provides business services to help migrate IT infrastructure and business applications to cloud-based delivery systems

•	$9.0 million to a technology provider of search engine and advertising tools for online travel agencies

•	$6.0 million equity investment to DocuSign, Inc., a leading technology provider that provides the ability to sign, send and manage documents anytime, anywhere on any device

•	$2.3 million equity investment to Offer Up, Inc., a technology provider of a mobile marketplace for families to buy and sell non-used items

Life Sciences Portfolio – $60.0 Million

•	$60.0 million to Sorrento Therapeutics, Inc., an antibody-centric, clinical stage biopharmaceutical company developing new treatments for cancer, pain management, inflammation and autoimmune diseases

New Commitments to Existing Portfolio Companies – $61.5 Million

•	$21.0 million to a portfolio company to support the acquisition of a consumer products company that develops screen protectors for impact and scratch protection and privacy

•	$10.5 million to Proterra, Inc., a designer and manufacturer of heavy-duty vehicles powered solely by electric batteries

•	$10.0 million to Paratek Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon its expertise in novel tetracycline chemistry

•	$10.0 million to a biopharmaceutical company that specializes in the research development and commercialization of prescription ophthalmic pharmaceuticals

•	$5.0 million to a software developer that provides a cybersecurity analytics platform to organizations that certifies their evolving networks are secure and accelerates compliance initiatives

•	$5.0 million to a fabless semiconductor company building the world’s fastest field programmable gate arrays

Unscheduled Early Principal Repayments “Early Pay-Offs:”

As of December 19, 2016, Hercules received $42.3 million in unscheduled early principal repayments “early pay-offs.”

Portfolio Company IPO and M&A Activity in Q4 2016:

IPO Activities

1.	As of December 19, 2016, Hercules held warrant and equity positions in four (4) portfolio companies that had filed Registration Statements in contemplation of a potential IPO, including:

•	Four companies filed confidentially under the JOBS Act

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.	In November 2016, Hercules’ portfolio company FanDuel Inc. announced a merger agreement with sports technology company DraftKings, Inc. The transaction is expected to close in 2017. Financial terms were not disclosed. The transaction is subject to customary closing conditions and regulatory approvals.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.3 billion to over 360 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019 (NYSE: HTGZ)

•	7.00% Unsecured Notes due September 2019 (NYSE: HTGY)

•	6.25% Unsecured Notes due July 2024 (NYSE: HTGX)

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com